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                                                                    EXHIBIT 99.2

                         TIMCO AVIATION SERVICES, INC.
                                 623 Radar Road
                             Greensboro, N.C. 27410



April 19, 2002

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:

Arthur Andersen LLP has represented to TIMCO Aviation Services, Inc. that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at affiliates of Andersen to conduct the relevant portions of the audit.

Sincerely,

TIMCO Aviation Services, Inc.

By:    /s/  C. ROBERT CAMPBELL
      -----------------------------------
       C. Robert Campbell
       Executive Vice President &
       Chief Financial Officer